SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant   |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                                PREMIUMWEAR, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.
         |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                    and 0-11.
              (1) Title of each class of securities to which transaction applies:
              (2) Aggregate number of securities to which transactions applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to
                  Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              (4) Proposed maximum aggregate value of transaction:
              (5) Total fee paid:
         |_|  Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid:
              (2) Form, Schedule or Registration Statement No.:
              (3) Filing Party:
              (4) Date Filed:

                                PREMIUMWEAR, INC.

                                 5500 FELTL ROAD
                           MINNETONKA, MINNESOTA 55343

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2000

To All Holders of Common Stock:

         The Annual Meeting of Shareholders of PremiumWear, Inc. will be held at the Company's Headquarters at 5500 Feltl Road, Minnetonka, Minnesota, on Wednesday, May 17, 2000 at 3:30 p.m., Central Daylight Time, for the following purposes:

         1.       To elect two directors to serve three-year terms.

         2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in "street name," i.e. through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the meeting, should you desire to do so.

                                      By Order of the Board of Directors


                                      /s/ Frank B. Bennett
                                      Frank B. Bennett, SECRETARY

Minneapolis, Minnesota
April 14, 2000

================================================================================
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY OR, IF YOU WISH, YOU MAY SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
================================================================================

                                PREMIUMWEAR, INC.
                                 5500 FELTL ROAD
                           MINNETONKA, MINNESOTA 55343

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

          This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PremiumWear, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters at 5500 Feltl Road, Minnetonka, Minnesota, on Wednesday, May 17, 2000 at 3:30 p.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 14, 2000.

          There were outstanding at the close of business on March 24, 2000, the record date for shareholders entitled to notice of and to vote at the meeting, 2,563,860 shares of Common Stock. Each share of Common Stock is entitled to one vote at the meeting. Only shareholders of record at the close of business on March 24, 2000 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. Proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Delaware law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting of Shareholders in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees, and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting of Shareholders.

          The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the election of directors (elected by a plurality of votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered (approved by a majority of shares represented at the Annual Meeting and entitled to vote), abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on all matters being considered at this Annual Meeting.

          Each proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting of Shareholders and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures in which case the later vote will be recorded and the earlier vote revoked. Record holders desiring to vote by telephone or through the Internet should note that they must do so before noon on Tuesday, May 16, 2000. After that time, telephone and Internet voting will not be permitted and a shareholder desiring to vote, or revoke an earlier proxy after such time must submit a signed proxy card or vote in person.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes of directors, each director serving a three-year term. Approximately one-third of the directors belong to each class. The Board of Directors is seeking shareholder election of two directors: Messrs. C. Derek Anderson and Mark B. Vittert. If elected, their terms will expire in 2003.

          The Company believes that each nominee will be able to serve; but if either nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

          Information regarding Messrs. Anderson and Vittert and other incumbent directors and their principal occupations are set forth below, based upon information furnished to the Company by such persons. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

                                                                                                         DIRECTOR
NAME AND AGE               PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                                  SINCE
------------               --------------------------------------------                                  -----

NOMINATED FOR A TERM ENDING IN 2003:

C. Derek                   Senior Managing Partner and director of Plantagenet                           1991
Anderson (58)              Capital Management LLC (investment partnership); Director,
                           Anderson Capital Management, Inc. (investment management
                           firm); Director of various private companies.

Mark B. Vittert            Private Investor; Director of Lee Enterprises, Inc. (communications           1991
(52)                       company).

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERMS EXPIRE IN 2001:

Gerald E.                  Of Counsel to Lindquist & Vennum PLLP (law firm); Partner                     1982
Magnuson (69)              of Lindquist & Vennum PLLP to December 1994; Director of
                           Research, Incorporated, Sheldahl, Inc. and WSI Industries, Inc.

Timothy C. Klouda          Founder in 1986, director and Chief Executive Officer of                      1999
(47)                       Klouda-Lenz, Inc., an independent sales representative
                           organization which was acquired by the Company in March 1999.


                                        2





David E. Berg (43)         Chief Executive Officer of the Company since July 1999;                       1999
                           President since August 1997; Chief Operating Officer
                           of the Company from December 1996 to July 1999;
                           Executive Vice President of Sales and Marketing from
                           May 1995 to August 1997; Vice President, National
                           Sales Manager, Retail Division, from January 1990 to
                           October 1993.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERMS EXPIRE IN 2002.

Keith A. Benson (56)       Vice Chairman, Chief Financial Officer and Director of                        1993
                           Musicland Stores Corporation and The Musicland Group,
                           Inc. (retail stores).

Thomas D.                  Chairman of the Company; from September of 1996 to                            1995
Gleason (64)               July of 1999, Mr. Gleason served as Chief Executive
                           Officer of the Company; Vice Chairman of Wolverine
                           World Wide, Inc. (footwear manufacturing and marketing),
                           1993 through April 1996; Chief Executive Officer of
                           Wolverine World Wide, Inc. from 1972 to 1993.

Alan W. Kosloff (59)       Chairman and Chief Executive Officer of Kosloff &                             1999
                           Partners, LLC (financial consulting and investment banking)
                           since 1996; from 1976 through 1995, Mr. Kosloff served
                           in various capacities, most recently as Chairman, President and
                           CEO, at American Marketing Industries, Inc., a private company in the corporate promotional products/advertising specialty industry with incentive and premium apparel.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

VOTE REQUIRED

          Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees who receive the most votes will be elected as directors.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS AND MEMBERSHIP

          During the last fiscal year the Board of Directors met six times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

          The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Audit Committee, which met twice during the last fiscal year, is currently comprised of Messrs. Benson (Chairman), Magnuson and Kosloff. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent public accountants regarding internal controls and accounting procedures and management's response to those comments.

          The Compensation Committee, which met three times during the last fiscal year, is currently comprised of Messrs. Anderson (Chairman), Benson and Vittert. The Compensation Committee approves the compensation arrangements for senior management. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently comprised of Messrs. Benson and Vittert, which grants awards under the Company's stock plans.

          The Board of Directors also has a Governance Committee, currently comprised of Messrs. Magnuson (Chairman), Vittert and Gleason, which reviews Board governance and membership matters. The Governance Committee also fulfills those duties typically performed by a Nominating Committee. The Governance Committee met once during the last fiscal year.

DIRECTOR FEES AND STOCK OPTIONS

          Non-employee members of the Board of Directors receive an annual fee of $8,000 plus $750 for each Board meeting attended in person, $300 for each meeting attended by telephonic conference, $500 for each committee meeting held more than 24 hours before or after a Board meeting and $150 for each committee meeting held within 24 hours of a Board meeting.

          The 1999 Stock Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as a director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms. The 1999 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table shows, for fiscal years 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to David Berg, the President and Chief Executive Officer, Thomas D. Gleason, the Chairman and former Chief Executive Officer, and to each of the three other executive officers of the Company who received more than $100,000 during the last fiscal year (together, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                          Annual Compensation           ------------
                                                          -------------------              Awards
                                                                       Other               ------
                                                                       Annual      Securities Underlying    All Other
Principal Position               Year    Salary($)    Bonus($)(1)   Compensation        Options (#)    Compensation($)(2)
----------------------------     ----    ---------    -----------   ------------        -----------    ------------------

Thomas D. Gleason(3)             1999    165,577        79,012             -                  -             13,824
  Chairman                       1998    180,000         7,501             -            100,000             13,532
                                 1997    180,000             -             -             40,000             30,389

David E. Berg (4)                1999    184,615        73,104             -             15,000             10,749
  President and                  1998    168,654        25,394             -             50,000              7,529
  Chief Executive Officer        1997    158,077        41,250             -             20,000              7,158

James S. Bury                    1999    131,423        55,852             -                  -              8,825
  Chief Financial Officer, Vice  1998    129,000        20,963             -             30,000              8,585
  President of  Finance and      1997    128,077        34,375             -             12,000              8,101
  Assistant Secretary

Cynthia L. Boeddeker             1999    119,808        32,054             -                  -              5,986
  Vice President of              1998    109,615        31,517             -             25,000              4,512
  Operations                     1997     90,000        24,750             -              8,000              6,211

Timothy C. Klouda (5)            1999    156,923             -             -                  -              3,354
  President of  Klouda-Lenz, Inc.


----------------
(1) For fiscal 1999, all bonus amounts represent payments pursuant to the 1998 Bonus Plan. For fiscal 1998, includes $18,750, $15,625 and $11,250 paid pursuant to the hold-in-place agreements to Messrs. Berg and Bury and Ms. Boeddeker, respectively. For fiscal 1997, all bonus amounts represent payments pursuant to the hold-in-place agreements. See "Compensation Committee Report on Executive Compensation - Annual Incentives" for a discussion of the hold-in-place agreements.
(2) Includes Company contributions to the Company's retirement plan, premiums paid for term life insurance and other payments as described below. For fiscal 1999, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Klouda and Ms. Boeddecker totaled $3,857, $3,584, $3,265, $2,808 and $2,365, respectively. In 1999, the Company also paid profit sharing contributions earned in 1998 of $5,400, $5,060, $3,870, 0, and $3,288, respectively. For fiscal 1998, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaled $3,600, $3,162, $2,562 and $1,800, respectively. In 1998, the
    Company also paid profit sharing contributions earned in 1997 of $4,015, $3,373, $3,225 and $2,192, respectively. For fiscal 1997, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaled $1,212, $3,162, $3,202 and $1,800, respectively. The amounts indicated for Mr. Gleason and Ms. Boeddeker include $22,500 and $2,250, respectively, as compensation to Mr. Gleason and Ms. Boeddeker due to stock option exercises in 1997. In 1997, the Company also paid profit sharing contributions earned in fiscal 1996 to Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaling $1,329, $3,000, $2,500 and $1,748, respectively. The balance, if any, for each year for all Named Executives reflects term life insurance premiums.
(3) Mr. Gleason was Chief Executive Officer through July 4, 1999.
(4) Mr. Berg was elected Chief Executive Officer on July 5, 1999.
(5) Mr. Klouda became President and Chief Executive Officer of Klouda-Lenz, Inc., a subsidiary of the Company, on May 19, 1999.


EMPLOYMENT AND OTHER AGREEMENTS

         The Company entered into Change in Control Severance Agreements with the Chairman and all executive officers effective September, 1999. The agreements provide, among other things, for a lump sum cash severance payment to the executive officers in the event of an involuntary termination of employment in connection with a change in control of the Company, as defined in the agreement, in an amount equal to two times the executives annual compensation. The Change in Control Severance Agreement with the Company's Chairman has substantially the same terms and conditions, except that the severance payment is triggered upon the change in control of the Company, irrespective of termination of employment. If a change in control had occurred and the other conditions had been satisfied at the end of fiscal year 1999, the following Named Executive Officers would have received the payment indicated pursuant to the Change in Control Severance
Agreements: Mr. Gleason, $420,000; Mr. Berg, $546,000; Mr. Bury, $369,600; Ms.
Boeddeker, $336,000; and Mr. Klouda, $600,000.

STOCK OPTIONS

         The following table contains information concerning individual grants of stock options under the 1999 and the 1991 Stock Plan to each of the Named Executives during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                       ---------------------------------------------------------------
                                  Percent of Total               Market                Potential Realizable Value
                         Options Options Granted to               Price                at Assumed Annual Rates of
                         Granted    Employees in     Exercise   on Grant    Expiration  Stock Price Appreciation
     Name                  (#)       Fiscal Year     Price ($)  Date ($)       Date         for Option Term ($)
     ----              -----------   -----------     ---------  --------       ---- ---------------------------
                                                                                            5%             10%
                                                                                            --             ---
Thomas D. Gleason            -            -               -          -           -           -              -
David E. Berg           15,000(1)      37.5%           5.50       5.50       12/15/04   22,793         50,367
James S. Bury                -            -               -          -           -           -              -
Cynthia L. Boeddeker         -            -               -          -           -           -              -
Timothy C. Klouda            -            -               -          -           -           -              -


----------------------

(1) Becomes exercisable with respect to 25% of the shares of Common Stock subject to the option on December 15, 1999, 2000, 2001 and 2002.


          The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal 1999 and unexercised options held as of January 1, 2000:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND JANUARY 1, 2000 OPTION VALUES

                                                                Number of Securities         Value of Unexercised
                                                               Underlying Unexercised        In-the-Money Options
                              Shares                            Options at 1/1/00 (#)          at 1/1/00 ($)(1)
                             Acquired            Value          ---------------------          ----------------
Name                      on Exercise (#)    Realized ($)    Exercisable   Unexercisable    Exercisable  Unexercisable
----                      ---------------    ------------    -----------   -------------    -----------  -------------
Thomas D. Gleason             10,000           $22,500          17,500        97,500            $7,813        $53,438
David E. Berg                      -                 -          25,250        59,750            37,813        $29,188
James S. Bury                      -                 -          13,000        29,000            22,750         17,500
Cynthia L. Boeddeker               -                 -           9,500        23,500            15,688         13,438
Timothy C. Klouda                  -                 -               0             0                 -              -


-----------------------
(1) Based on a market price of $5.50 per share of Common Stock on December 31, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board, currently consisting of Messrs. Anderson (Chairman), Benson and Vittert. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1999 and will, in fiscal 2000, be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1999 as they affected the executive officers other than the Chief Executive Officer who, for fiscal 1999, were the Company's four highest paid executive officers whose compensation exceeded $100,000 (collectively the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

         COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Furthermore, the Company's use of stock options and restricted stock grants reflects the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest and the enhancement of shareholder value. Compensation payments, to the extent possible, are designed to qualify for deductibility under the Internal Revenue Code of 1986, as amended.

         The Company has designed its executive compensation plans around these policies and objectives. The Compensation Committee believes the Company's compensation arrangements consistently meet these goals. The following is a description of the Company's current plans and how each relates to the objectives indicated above.

         BASE SALARY. The Chief Executive Officer generally recommends to the Compensation Committee the annual salary of each officer of the Company (including the Named Executives) other than himself and the Compensation Committee considers and generally approves the salary recommendations. In determining or approving appropriate salary levels, the Compensation Committee considers levels of responsibility, experience, individual performance and internal equity, as well as external pay practices.

         ANNUAL INCENTIVES. During fiscal 1999, the Company maintained a 1999 Bonus Plan for payment of incentive compensation to key managers, including the Named Executives. The Bonus Plan rewards participants for their contributions to the attainment of certain Company goals established for profitability, sales volume and inventory turns during the fiscal year, as well as, to a much lesser degree, achievement of personal objectives for each participant. Consideration is also given to progress towards other corporate objectives that may be specified during the course of a given year, such as the successful transition of the Company's manufacturing and distribution business in North Carolina to a new distribution center in Tennessee. Incentive payments are based on the level of achievement against those goals. For 1999, Messrs. Gleason, Berg, Bury, Klouda, and Ms. Boeddeker earned $50,915, $56,769, $40,413, $36,000 and $36,841, respectively, pursuant to the Bonus Plan. These payments will be made during fiscal 2000.

         LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers and other key personnel stock options and, on a very selected basis, restricted stock. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options have value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The 1991and 1999 Stock Plans allow the grant of incentive stock options and non-qualified stock options. Stock options are awarded consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. To encourage a longer-term perspective, the options are only exercisable over a multiple year period and grants are made at an option price equal to the fair market value of the Common Stock on the date of grant. In granting options, the Named Executive's individual role in contributing to the development and achievement of the Company's strategic planning process and goals are also considered.

         OTHER COMPENSATION PROGRAMS. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a profit sharing plan, pursuant to which the Board of Directors may make annual discretionary contributions, and a 401(k) employee savings plan which allows employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to one-half of the employee's contribution up to 5% of the employee's base salary. In February 2000, the Board of Directors approved a discretionary contribution to the profit sharing plan with regard to 1999. Other non-cash compensation benefits are provided to the Named Executives, none of which are directly or indirectly tied to Company performance.

         CEO FISCAL 1999 COMPENSATION. Regulations of the SEC require the Company to disclose the Compensation Committee's basis for compensation reported for its Chief Executive Officer in fiscal 1999 and to discuss the relationship between the Company's performance during the last fiscal year and such Chief Executive Officer's compensation. In July, 1999, David Berg was elected Chief Executive Officer of the Company, an office formerly held by the Company's Chairman, Mr. Gleason. As a result, Mr. Gleason's base salary was reduced from $180,000 to $150,000, reflecting his reduced role in the Company's day-to-day operations. Mr. Berg's salary was increased from $175,000 to $195,000 at that time. The Company's compensation philosophy for the Chief Executive Officer is consistent with the philosophies described in this report for all of the Named Executives.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

           C. Derek Anderson       Keith A. Benson      Mark B. Vittert

PERFORMANCE GRAPH

         In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the New York Stock Exchange to the Russell 3000 Textile Apparel Industry Index and to the Russell 2000 Index. The graph compares the cumulative total shareholder return as of the end of each of the Company's last five fiscal years on $100 invested at the end of fiscal 1994 and assumes reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                     [GRAPH]

                                              1994          1995          1996          1997          1998         1999
PremiumWear                                     $100.00        $89.66       $124.14      $172.02       $234.75      $178.09
Russell 2000                                    $100.00       $128.44       $149.63      $183.08       $178.42      $216.35
Russell 3000 Textile Apparel                    $100.00       $114.80       $143.14      $156.16       $129.67      $105.82



         The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 24, 2000 (unless otherwise specified), the beneficial ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, each director, each nominee for director, each Named Executive and by all directors and executive officers as a group. See "Reorganization" for a description of certain restrictions on transfers of Common Stock by holders of 5% or more of the total fair market value of all outstanding Common Stock. Except as otherwise indicated, the shareholders listed in the table have full voting and investment powers with respect to the shares indicated.

                                                               Number of Shares                  Percent of
                                                              Beneficially Owned             Outstanding Shares

Heartland Advisors, Inc..............................            209,000(1)                          8.2%
  790 North Milwaukee Street
  Milwaukee, WI 53202

The Clark Estates, Inc...............................            196,282(1)(2)                       7.7%
  30 Wall Street
  New York, NY  10005

C. Derek Anderson....................................             66,500(3)(4)                       2.6%
  220 Sansome Street, Suite 400
  San Francisco, CA  94104

Keith A. Benson......................................             11,800(4)                             *
Thomas D. Gleason....................................            144,750(4)                          5.6%
Gerald E. Magnuson...................................             18,800(4)                             *
Mark B. Vittert......................................             88,808(4)                          3.5%
David E. Berg........................................             95,720(4)                          3.7%
James S. Bury........................................             49,079(4)                          1.9%
Cynthia L. Boeddeker.................................             20,250(4)                             *
Alan W. Kosloff .....................................              7,000(4)                             *
Timothy C. Klouda....................................            123,446                             4.8%
All directors and executive officers
  as a group (10 persons)............................            626,153(4)                         24.4%


---------------------------
*Less than 1%

(1)       Based on a Schedule 13G filed with the Securities and Exchange
          Commission.
(2) The Clark Estates, Inc. provides administrative assistance to a number of Clark family accounts which beneficially own an aggregate 196,282 shares of the Company's Common Stock, including The Clark Foundation, which owns 95,390 shares. The Clark Estates, Inc. has, or in certain instances shares, voting power and/or dispositive power with respect to such shares. The Clark Estates, Inc. has no remainder or other economic interest in such trust or fiduciary accounts.
(3) Mr. Anderson shares voting and dispositive power with respect to 52,000 shares acquired by Anderson Capital Management, Inc. ("ACM") as agent for its investment advisory clients and, accordingly, Mr. Anderson may be deemed to be the beneficial owner of such shares. Mr. Anderson disclaims beneficial ownership of those shares and 6,500 of the shares represented as beneficially owned by him which are owned by his wife.
(4) Includes 21,250 shares for Mr. Gleason, 8,000 shares for each of Messrs. Anderson, Magnuson, Benson and Vittert, 13,250 shares for Ms. Boeddeker, 33,500 shares for Mr. Berg, 18,000 shares for Mr. Bury, 2,000 for Mr. Kosloff and 120,000 shares for all directors and executive officers as a group, which may be acquired within sixty days of the date hereof upon the exercise of outstanding stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by the reporting persons during the fiscal year ended, except that Mr. Kosloff failed to file a Form 4 in a timely manner.

REORGANIZATION

         On July 3, 1991, the Company filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code, together with a Plan of Reorganization and a Disclosure Statement, with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1991 and became effective as of October 29, 1991 (the "Reorganization"). Pursuant to the Reorganization, holders of the Company's Common Stock received one new share of Common Stock for every 25 shares of their then existing Common Stock surrendered and the Company issued or committed to issue in excess of 1,773,000 new shares of Common Stock to creditors in satisfaction of indebtedness in excess of $53,000,000.

         In connection with the Reorganization, in order to reduce the risk that any change in the stock ownership of the Company may jeopardize certain Federal income tax attributes of the Company, the Company's Certificate of Incorporation was amended to limit the ability of persons beneficially owning, or who, upon acquisition of any shares, would beneficially own, five percent (5%) or more of the total fair market value of outstanding shares of Common Stock of the Company (a "5% Holder"). Until October 29, 1993, no 5% Holder was permitted to sell, transfer or dispose or contract to sell, transfer or dispose any shares of Common Stock or options, warrants or other rights to acquire Common Stock, except in accordance with the procedures described in Article V of the Certificate of Incorporation. Until October 29, 2001, no 5% Holder may purchase or acquire or contract to purchase shares of Common Stock, except in accordance with the procedures described in Article V, and any such purchase, acquisition or contract not in compliance with Article V shall be null and void.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the independent public accountants for the Company for fiscal 1999 and have been selected to act in such capacity for fiscal 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2001 Annual Meeting of Shareholders is expected to be held on or about May 16, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about April 4, 2001. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 6, 2000. In addition, if the Company receives notice of a separate shareholder after February 21, 2001, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named as proxies solicited by the Board of Directors of the Company for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.


                          METHOD OF PROXY SOLICITATION

         The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


                                     GENERAL

         The Company's Annual Report to Shareholders for the fiscal year ended January 1, 2000 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission by writing to: PremiumWear, Inc., 5500 Feltl Road, Minnetonka, MN 55343.

                                     By Order of the Board of Directors,


                                     /s/ Frank B. Bennett
                                     Frank B. Bennett, SECRETARY

                               PREMIUMWEAR, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, MAY 17, 2000
                                   3:30 P.M.

                              AT PREMIUMWEAR, INC.
                                5500 FELTL ROAD
                              MINNETONKA, MN 55343



PREMIUMWEAR, INC.
5500 FELTL ROAD
MINNETONKA, MN 55343                                                      PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 17, 2000 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of PremiumWear, Inc. you hold will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Thomas D. Gleason and Gerald E. Magnuson as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.















                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                             -------------------
                                                              COMPANY #
                                                              CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR PROXY                      -------------------

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. TELEPHONE AND INTERNET VOTING ARE PERMITTED UNDER DELAWARE LAW.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 16, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PWA/ -- QUICK --- EASY --- IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 16, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PremiumWear, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.






      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                          \/  PLEASE DETACH HERE  \/



------                                                                                                            ------

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.

1. Election of directors:   01 C. Derek Anderson      02 Mark B. Vittert     [ ]  Vote FOR     [ ]  Vote WITHHELD
                                                                                  all nominees      from all nominees

                                                                             -------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                             -------------------------------------------

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH
PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box   [ ]
Indicate changes below:
                                                                              Date ____________________________, 2000

                                                                             ------------------------------------------


                                                                             ------------------------------------------

                                                                             Signature(s) in Box
                                                                             Please sign exactly as your name(s) appear
                                                                             on Proxy. If held in joint tenancy, all
                                                                             persons must sign. Trustees, administrators,
                                                                             etc., should include title and authority.
                                                                             Corporations should provide full name of
                                                                             corporation and title of authorized officer
                                                                             signing the proxy.


------                                                                                                            ------

                               PREMIUMWEAR, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, MAY 17, 2000
                                   3:30 P.M.

                              AT PREMIUMWEAR, INC.
                                5500 FELTL ROAD
                              MINNETONKA, MN 55343



PREMIUMWEAR, INC.
5500 FELTL ROAD
MINNETONKA, MN 55343                                                      PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 17, 2000 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of PremiumWear, Inc. you hold will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Thomas D. Gleason and Gerald E. Magnuson as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.















                      SEE REVERSE FOR VOTING INSTRUCTIONS.


------                                                                                                               ------

                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.

1. Election of directors:    01 C. Derek Anderson      02 Mark B. Vittert       [ ]  Vote FOR       [ ]  Vote WITHHELD
                                                                                     all nominees        from all nominees

                                                                                ------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ------------------------------------------
2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION  IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box   [ ]
Indicate changes below:
                                                                                Date _____________________________ , 2000


                                                                                -----------------------------------------


                                                                                -----------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appear
                                                                                on Proxy. If held in joint tenancy, all
                                                                                persons must sign. Trustees, administrators,
                                                                                etc., should include title and authority.
                                                                                Corporations should provide full name of
                                                                                corporation and title of authorized officer
                                                                                signing the proxy.


------                                                                                                                 ------